Exhibit 10.1

SECURED TERM LOAN NOTE

$3,000,000.00	February 9, 2024 (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, ROYALE ENERGY, INC., a Delaware corporation, with a mailing address of 1530 Hilton Head Road, Suite 205, El Cajon, California 92019 (“Borrower”), promises to pay, severally and not jointly, to each of (a) WALOU INVESTMENTS, LP, a Texas limited partnership, with a mailing address of 104 W. Anapamu, Suite C, Santa Barbara, California 93101 (in its capacity as administrative agent for Lenders (“Agent”) and in its capacity as a lender hereunder, “Walou”), and (b) any Additional Lender defined below, whether one or more, that becomes a party to this Note after the Effective Date in accordance with the terms hereof (Walou, together with any such Additional Lender, whether one or more, each a “Lender” and, collectively, “Lenders”), at the address of Agent set forth above, in lawful money of the United States of America, in the aggregate principal amount of THREE MILLION & NO/100 Dollars ($3,000,000.00), or such lesser principal amount extended by Lenders to Borrower outstanding hereunder from time to time, together with interest accrued on such outstanding principal balance from time to time remaining unpaid at the per annum interest rate set forth hereinbelow and any fees or penalties with respect thereto, in each case, upon the terms provided in this Secured Term Loan Note (as amended, restated, supplemented, extended, replaced, increased or otherwise modified from time to time, this “Note”).

1.    Initial Loan; Lender Pro Rata Shares; Schedule of Payments; Prepayment.

(a)    On or before February 28, 2024, Walou shall extend a loan to Borrower in the aggregate principal amount of $1,400,000.00.

(b)    The pro rata funding proportions of the aggregate principal balance of the Note made by Walou on the Effective Date, together with any additional loans made by Walou and or any Additional Lender after the Effective Date, shall, when taken together in the aggregate, at any time of determination, for each Lender, be determined by Agent by dividing (x) the aggregate amount of such principal balance made by such Lender under this Note, less any repayments of such principal balance made by Borrower and received by such Lender, by (y) the current aggregate outstanding principal balance of this Note (as expressed to nine decimal places, such pro rata funding portions, herein called the “Lender Pro Rata Shares”).

(c)    The entire unpaid principal balance of the loan(s) represented by this Note, plus all accrued and unpaid interest thereof and any fees or penalties with respect thereto, shall be due and payable on August 1, 2025 (the “Maturity Date”). Commencing on March 1, 2024 and on a monthly basis on the 1st day of each month thereafter, until the Maturity Date, Borrower shall make interest payments in the amount calculated in accordance with Section 2 hereof, on the outstanding principal balance hereunder.

(d)    Borrower may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege.

(e)    Any payments made hereunder shall be applied (i) first to any late fees accrued under Section 4 hereof and any cost and expenses, (ii) second to any interest accrued hereunder ratably to Lenders in accordance with the Lender Pro Rata Shares of such Lenders and (iii) then to the current outstanding principal balance of the Note ratably to Lenders in accordance with the Lender Pro Rata Shares of such Lenders.

(f)    Amounts borrowed by Borrower under this Note and repaid or prepaid by Borrower may not be reborrowed.

2.    Interest Rate. Subject to Section 4 hereof, the unpaid principal balance from day to day outstanding hereunder shall bear interest at a rate of eighteen percent (18.00%) per annum, which shall from day to day be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.

3.    Request for Additional Loans. Subject to the conditions set forth below, Borrower may from time to time request one or more additional loans under this Note by requesting in writing to Agent that existing Lenders provide for such additional loan or by causing a person that is acceptable to Agent and Lenders (such acceptance not to be unreasonably withheld) that at such time is not a Lender under this Note to become a Lender for purposes of making all or any portion of such additional loans (any such person that is not at such time a Lender and becomes a Lender, an “Additional Lender”). Notwithstanding anything to the contrary contained in this Note, in no case shall an Additional Lender be Borrower or a legal entity that is an affiliate of Borrower. For all purposes of this Note, any Additional Lender shall be a Lender for all purposes under this Note with all rights and privileges of a Lender hereunder. The making of any such additional loan under this Note shall be subject to the following additional conditions:

(a)    the amount of such additional loan shall not be less than $100,000.00;

(b)    such additional loan, when taken together with all other loans previously made by Lenders to Borrower under this Note, regardless of whether any previous loans made hereunder have been repaid by Borrower to Lender(s), shall not cause the aggregate principal amount of the loans made under this Note to exceed $3,000,000.00, and no such additional loan shall be permitted to be made under this Note if, after giving effect thereto, such aggregate principal balance of the loans made under this Note shall exceed such amount;

(c)    no Default shall have occurred and be continuing or be caused by the making of such additional loan, in each case, on the effective date of the making of such additional loan; and

(d)    if an Additional Lender agrees to fund all or any portion of such additional loan, then Borrower, Mortgagor as defined below, Agent, Lenders and such Additional Lender shall execute and deliver any necessary amendments, modifications, supplements to or an amendment and restatement of this Note and the Texas Deed of Trust as defined below, as applicable, in order to effectuate and properly document such Additional Lender becoming a Lender under this Note, all in form and content satisfactory to Agent, Lenders and such Additional Lender.

If existing Lenders agree to make any such additional loan as requested by Borrower under this Note, such existing Lenders shall fund the amount thereof ratably in accordance with the Lender Pro Rata Shares of such Lenders. Notwithstanding the foregoing, such existing Lenders may agree to make any such additional loan in such amounts that are not in accordance with the Lender Pro Rata Shares of such Lenders, or agree to join an Additional Lender to fund all or any portion of such additional loan, in each case, as agreed by such Lenders. For the avoidance of doubt, the Lender Pro Rata Shares of each Lender shall be recalculated by Agent in accordance with Section 1(b) hereof each time Lenders fund any such additional loan under this Note.

4.    Late Payment. Any payment of any amount due hereunder, whether principal, interest, fees or expenses, which is overdue for more than five (5) days shall incur a penalty in the amount of $100.00 per day.

5.    Maximum Rate. Regardless of any provision in this Note or in any other document or instrument executed in connection herewith, it is the intention of Borrower and Lenders that Lenders not (a) contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the principal of this Note any amount in excess of the Maximum Rate or the Maximum Amount or (b) receive any unearned interest, in violation of any applicable law. If any acceleration of the maturity of this Note or any payment under this Note or any other document or instrument executed in connection herewith produces a rate in excess of the Maximum Rate or if any Lender shall for any reason receive any such unearned interest or if any transaction contemplated hereby or by any such other document or instrument would otherwise be usurious under applicable law, then (i) the aggregate of all interest under applicable usury laws that is contracted for, charged, taken, reserved, received or applied under this Note, such other documents or instruments, or otherwise shall under no circumstances exceed the Maximum Amount, (ii) neither Borrower nor any other person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount, (iii) any excess or unearned interest shall be deemed to be and shall be treated as a partial prepayment or repayment of principal and any remaining excess or unearned interest will be refunded to Borrower, and (iv) the provisions of this Note and such other documents or instruments shall immediately be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all applicable usury laws. For purposes herein, “Maximum Amount” and “Maximum Rate” respectively mean the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable law, Lenders are permitted to contract for, charge, take, reserve or receive on the outstanding principal amount of this Note.

6.    Certain Representations.

(a)    Borrower is a corporation duly organized and validly existing under the laws the State of Delaware, has the right to transact business in the State of Delaware and is in good standing and qualified to do business as a foreign business entity in each jurisdiction where the conduct of its business requires such qualification.

(b)    Power. The execution, delivery, and performance by Borrower of this Note and by Mortgagor of the Texas Deed of Trust and the consummation of the transactions contemplated hereby and thereby are within the governing power of the governing bodies of each of Borrower and Mortgagor, respectively, have been duly authorized by all necessary governing actions of such governing bodies, and do not contravene the governing agreements of Borrower or Mortgagor or any law binding on or affecting Borrower or Mortgagor.

(c)    Authorization and Approvals. No permit and no notice to or filing with any governmental authority or any other person is required for the due execution, delivery, and performance by Borrower of this Note or Borrower or Mortgagor of the other documents and instruments executed in connection herewith to which it is a party, except for (i) the filing of any UCC-1 financing statements with the Secretary of State of the State of California and recording of the Texas Deed of Trust in the Official Public Records of Ector County, Texas, (ii) those permits that have been obtained or made on or prior to the date hereof and that are in full force and effect, and (iii) those notices to and filings with any governmental authority or any other person that have been provided or made on or prior to the date hereof.

(d)    Enforceable Obligations. This Note and the other documents and instruments executed in connection herewith to which Borrower or Mortgagor is a party have been duly executed and delivered by Borrower and Mortgagor, respectively. This Note and such other documents and instruments are the legal, valid and binding obligation of Borrower and Mortgagor, as applicable, enforceable against Borrower and Mortgagor in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

(e)    True and Complete Disclosure. All factual information (excluding estimates) heretofore or contemporaneously furnished by or on behalf of Borrower or Mortgagor in writing to Agent for purposes of or in connection with this Note, the other documents and instruments executed in connection herewith to which Borrower or Mortgagor is a party or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of Borrower or Mortgagor in writing to Agent shall be, to its best knowledge, true, complete and accurate in all material respects on the date as of which such information is dated or certified and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state, as of the date delivered, any material fact or liability necessary to make the statements contained therein not misleading at such time.

7.    Covenants.

(a)    Compliance with Laws, Etc. Borrower shall, and shall cause Mortgagor to, comply in all material respects with all applicable laws.

(b)    Preservation of Rights, etc. Borrower shall cause Mortgagor to preserve and maintain, as applicable, its rights, franchises and privileges in the jurisdiction where the Mortgaged Property (as defined in the Texas Deed of Trust) are located.

(c)    Notice of Default; Claims. Borrower shall, or shall cause Mortgagor to, furnish to Agent prompt, and in any event within three (3) Business Days of Borrower’s knowledge thereof, written notice of (x) the occurrence of any Default under this Note or the Texas Deed of Trust and (y) any claims, legal or arbitration proceedings, before any governmental authority, or disputes, pending, or, to the best knowledge of Borrower, threatened, against Borrower, the Mortgagor or the collateral subject to the Texas Deed of Trust.

(d)    Further Assurances. Borrower shall, and shall cause Mortgagor to, cure promptly any defects in the creation and issuance of this Note and the execution and delivery of this Note and the other documents and instruments executed in connection herewith to which each is a party at the request of Agent. Borrower hereby authorizes Agent to file one or more financing statements without the signature of Borrower or Mortgagor, as applicable, to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted to Agent for the benefit of Lenders under any such documents and instruments. Borrower, at its and or Mortgagor’s expense, will promptly execute and deliver, and cause Mortgagor to execute and deliver, to Agent upon its reasonable request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Borrower and Mortgagor under the Note and such other documents and instruments.

(e)    Disposition of Property. Borrower shall not permit Mortgagor to make any disposition of any collateral granted as security under the Texas Deed of Trust.

(f)    Organizational Documents; Formation. Without the prior written consent of Agent, Borrower shall not, and shall not permit Mortgagor to, (x) amend, restate or otherwise modify its governing agreements or such other articles or certificates of formation or other equivalent organizational documents, or (y) its name or change its jurisdiction of organization or formation, except, in each case, as would not materially and adversely affect the interests of Agent and Lenders as determined by Agent and Lenders after receiving prior written notice thereof.

(g)    Merger or Consolidation. Borrower shall not, and shall not permit Mortgagor to, merge or consolidate with or into any other person without the prior written consent of Agent and Lenders.

8.    Conditions to any Loan Advance. The obligation of Walou to make the initial loan under this Note on the Effective Date and the obligation of Lenders to make any additional loan(s) under this Note after the Effective Date, in each case, shall be subject to the satisfaction of each of the following conditions precedent on the date thereof.

(a)    Deliverables. Agent shall have received this Note and the Texas Deed of Trust, or, as applicable, any amendments, restatements, supplements, modifications or replacements thereto or thereof, each duly executed by Borrower, Mortgagor, Agent and Lenders, in form and content satisfactory to Agent.

(b)    Payment of Fees and Expenses. On or prior to the date of the making of any loan under this Note, Borrower shall have paid in full all costs and expenses of Agent and Lenders pursuant to Section 13 hereof that have been invoiced to Borrower on or before the date thereof.

(c)    Representations. The representations and warranties of Borrower contained in this Note and of the Mortgagor contained in the Texas Deed of Trust are true and correct in all material respects on and as of the date of the making of any loan under this Note, before and after giving effect to loan, as though made on and as of such date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time).

(d)    Defaults. No Default shall have occurred and be continuing or be caused by the making of any such loan under this Note.

(e)    No Proceeding or Litigation; No Injunctive Relief. No action, suit, investigation or other proceeding by or before any arbitrator or any governmental authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered against Borrower or Mortgagor in connection with any of its assets, this Note, the Texas Deed of Trust or any transactions contemplated hereby or thereby.

(f)    Documents. Agent shall have received any and all documents, governmental certificates and agreements with respect to Borrower and Mortgagor as Agent may request.

The acceptance by Borrower of any loan made under this Note shall constitute a representation and warranty by Borrower that, on date of the making of any such loan, such foregoing conditions have been satisfied.

9.    Events of Default and Remedies. Without notice or demand (each of which is hereby waived), the entire unpaid principal balance of this Note shall immediately become due and payable at the option of Lenders upon the occurrence of any one or more of the following described events of default (individually or collectively, herein called a "Default"):

(a)    The failure of Borrower to make any payment of any (x) principal on this Note when it becomes due and payable or (y) interest on this Note for more than three (3) days after the same becomes due and payable;

(b)    The failure of Borrower to make any payment of any fees or expenses required to be paid under this Note for more than five (5) days after the same becomes due and payable;

(c)    The discovery by any Lender that any statement, representation or warranty made or deemed to be made by Borrower in this Note or by Mortgagor in the Texas Deed of Trust or by Borrower or Mortgagor in a certificate, instrument or statement delivered to or in connection with this Note, in any case, is false, misleading or incorrect in any material respect when made or deemed to have been made;

(d)    Other than as addressed by the other clauses of this Section 9, the failure of Borrower or Mortgagor, as applicable, to perform, or the occurrence of any breach of, any covenant or agreement contained herein or in the Texas Deed of Trust, in any case, and the continuance of such failure or breach for a period of thirty (30) days after the earlier of (i) receipt by Borrower or Mortgagor of written notice thereof from Agent or any Lender or (ii) Borrower or Mortgagor otherwise having knowledge of such failure or breach;

(e)    The failure of Borrower or Mortgagor to comply with the covenants set forth in Sections 7(b), 7(c), 7(e), 7(f) or 7(g) hereof;(f)Borrower or Mortgagor shall execute an assignment for the benefit of creditors or apply for or consent to the appointment of any receiver, trustee or similar officer for its or all or any substantial part of its property or assets, or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower or Mortgagor;

(g)    Borrower or Mortgagor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction;

(h)    Any proceeding referred to in Subsection (f) or (g) shall be instituted against Borrower or Mortgagor or any writ, warranty or attachment or execution or similar process shall be issued or levied against a substantial part of the property or assets of Borrower or Mortgagor and such proceeding, writ, warrant of attachment or execution or similar process shall not be released, vacated or fully bonded within 60 days after its issue or levy;

(i)    The failure of Borrower or Mortgagor to pay any money judgment, writ, warrant of attachment, or similar process, involving an amount in excess of $100,000.00, entered or filed against Borrower or Mortgagor, or any of the collateral subject to the Texas Deed of Trust that remains undischarged, unvacated, unbonded, or unstayed for a period of thirty (30) days or in any event later than thirty (30) days prior to the date on which such collateral may be sold to satisfy such judgment;

(j)    The failure to have discharged within a period of thirty (30) days after the commencement thereof, any attachment, sequestration, or similar proceedings against any of the collateral subject to the Texas Deed of Trust;

(k)    This Note or the Texas Deed of Trust ceases to be valid and binding on Borrower or Mortgagor or Borrower or Mortgagor contests the full force and effect or validity thereof or Borrower or Mortgagor states so in writing;

(l)    (i) Agent fails to have a first-priority perfected lien or security interest in any material portion of the collateral subject to the Texas Deed of Trust (other than collateral released in accordance with the terms of the Texas Deed of Trust or with the consent of Agent), (ii) the Texas Deed of Trust shall at any time and for any reason cease to create any such lien or security interest in any material portion of such collateral purported to be subject to such Texas Deed of Trust in accordance with the terms thereof, or (iii) the Texas Deed of Trust shall cease to be in full force and effect, or shall be contested by Borrower or Mortgagor; and

(m)    Potential Failure of Title. The title to any material part of the collateral subject to the Texas Deed of Trust shall become the subject matter of litigation before any governmental authority or arbitrator that could reasonably be expected to have a material adverse effect on Mortgagor’s ownership of such collateral.

10.    Acceleration. In the event that Borrower fails or refuses to pay any part of the principal of or interest on this Note when due, or in the event of the occurrence of a Default under the Texas Deed of Trust, then, in any such event, Agent, at the request of Lenders, shall be entitled to declare the entire unpaid principal of and accrued interest on and all other amounts payable under this Note immediately due and payable, without notice of intent to accelerate, notice of acceleration, any other notice whatsoever, demand, or presentment, all of which are hereby waived, foreclose any liens or security interests securing all or any part hereof, offset against this Note any sum or sums owed by Agent and or the Lenders to Borrower, or may proceed to protect and enforce, and exercise any other right or remedy to which Agent and Lenders may be entitled by agreement, at law, or in equity; provided that upon the occurrence of any Default pursuant to Sections 9(f), (g) or (h) hereof, all such foregoing amounts shall automatically become immediately due and payable without any such notice whatsoever or any other action, all of which are hereby expressly waived by Borrower. Each right and remedy available to Agent and Lenders shall be cumulative of and in addition to each other such right and remedy. No delay on the part of Agent and or Lenders in the exercise of any right or remedy available to Agent and Lenders shall operate as a waiver thereof, nor shall any single or partial exercise thereof or exercise of any other such right or remedy. For the avoidance of doubt and notwithstanding anything to the contrary in this Note or the Texas Deed of Trust, it shall not be necessary for Agent, in order to exercise remedies under the Texas Deed of Trust, first, to institute suit or exhaust its remedies against Borrower, to have Borrower joined with Mortgagor in the exercise of any remedies under the Texas Deed of Trust or in any suit brought under the Texas Deed of Trust or to enforce Agent’s rights and remedies against Mortgagor or the Mortgaged Property; provided, however, that in the event Agent elects to enforce and or exercise any remedies it may have under the Texas Deed of Trust in accordance with the terms thereof and applicable law, Borrower shall nevertheless be obligated for any and all amounts still owing to Agent and Lenders under this Note and not repaid or recovered incident to the exercise of such remedies.

11.    Collection Costs. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Borrower agrees to pay the court costs, attorneys' fees, and other reasonable costs of collection of Agent and Lenders, including as further described in Section 13 hereof.

12.    Texas Deed of Trust. This Note is secured by that certain Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Production dated on or about the Effective Date, executed by Royale Energy Funds, Inc, a California corporation (“Mortgagor”), as mortgagor, to Johnny Jordan, as Trustee, for the benefit of Agent, as mortgagee, which is to be recorded in the Official Public Records of Ector County, Texas, covering, among other things, certain assets owned by Mortgagor located in Ector County, Texas (as amended, restated, supplemented or otherwise modified from time to time, the “Texas Deed of Trust”).

13.    Costs and Expenses. Borrower agrees to pay on demand (a) all reasonable and documented out-of-pocket costs and expenses of Agent and Lenders in connection with the preparation, execution, waiver, delivery, administration, modification, and amendment of this Note and the Texas Deed of Trust, including the reasonable fees and reasonable and documented out-of-pocket expenses of counsel for Agent and Lenders, and (b) all out-of-pocket costs and expenses, if any, of Agent and Lenders (including counsel fees and expenses of Agent and Lenders) and any indemnities and other amounts in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Note and the Texas Deed of Trust during the existence of a Default.

14.    Set-off Rights; Sharing of Payments.

(a)    While a Default exists, each Agent and any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply (a) any and all cash money of Borrower at any time held by Agent or any such Lender and (b) any other debt at any time owing by Agent or any such Lender to or for the credit or the account of Borrower, in each case, against the amounts due and owing under this Note even if such Lender has not made demand under this Note and such amounts due and owing under this Note are unmatured. The rights of Agent and Lenders under this Section 14 are in addition to other rights and remedies (including other rights of set off) that Lender may have, including under the Texas Deed of Trust.

(b)    If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the loans made by Lenders to Borrower under this Note in excess of its Lender Pro Rata Share in respect of any such payment received by it, such Lender shall promptly notify Agent thereof in writing. In coordination with Agent, such Lender shall promptly pay over to Agent such excess amount received by such Lender, and Agent shall further distribute such excess amount to the other Lenders accordingly such that all Lenders shall receive necessary and required amounts in accordance with the Lender Pro Rata Shares of such Lenders with respect thereto.

15.    Cumulative Rights. No delay on the part of Agent or any Lender in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, and no single or partial exercise of any such power or right or any other power or right shall operate as a waiver thereof. Enforcement by Agent of any security for the payment hereof shall not con‐stitute any election by Agent or Lenders of remedies so as to preclude the exercise of any other remedy available to Agent or Lenders.

16.    Waiver. Except as provided for herein, Borrower hereby waives demand, presentment, protest, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the extensions, indulgences, release, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

17.    Notices. Any notice or demand given hereunder by Agent on behalf of Lenders shall be in writing and be deemed to have been given and received (a) when actually received by Borrower, if delivered in person or by courier or messenger, or (b) two Business Days (‐hereinafter defined) after a letter containing such notices, cer‐tified or registered, with postage prepaid addressed to Borrower, is deposited in the United States Mail. The address of each of Borrower, Agent and each Lender is set forth in the first full paragraph of this Note, or such other address as any party hereto shall advise to the other parties hereto by written notice sent by certified or registered letter.

18.    Governing Law. THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCE‐MENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTER‐PRETATION HEREOF.

19.    Submission to Jurisdiction. BORROWER HEREBY IRREVOCABLY SUBMITS, AND SHALL CAUSE THE MORTGAGOR TO IRREVOCABLY SUBMIT, TO THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN HOUSTON, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TEXAS DEED OF TRUST.

20.    JURY TRIAL WAIVER. AS PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, AGENT AND LENDERS WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BEFORE A JURY IN CONNECTION WITH ANY CLAIM, DISPUTE, OR CONTROVERSY THAT ARISES WITH RESPECT TO THIS NOTE OR THE TEXAS DEED OF TRUST OR SUCH OTHER DOCUMENTS RELATED THERETO (ALL OF THE FOREGOING, A “DISPUTE”), AND ANY SUCH DISPUTE SHALL BE RESOLVED BY A JUDGE SITTING WITHOUT A JURY.

21.    Headings. The headings of the sections of this note are inserted for convenience only and shall not be deemed to constitute a part hereof.

22.    Successors and Assigns; Agent.

(a)    All of the covenants, stipula‐tions, promises, and agreements in this Note by or on behalf of Borrower shall bind its successors and assigns, whether so expressed or not; provided, however, that Borrower may not, without the prior written consent of Agent and Lenders, assign any rights, duties, or obli‐gations under this Note. Any assignment in violation of the fore‐going shall be null and void. Any of Agent or any Lender may assign any of its respective rights, duties, or obli‐gations under this Note and shall provide notice of same to Borrower.

(b)    Lenders, including any Additional Lender, under this Note, by their respective execution and delivery of this Note, or any amendment, restatement, supplement, modification or replacement thereof, on or after the Effective Date, as applicable, appoint Agent to represent each such Lender as its agent for all purposes under this Note and the Texas Deed of Trust, as further described herein and therein. Except as otherwise set forth herein, all Lenders must agree on (x) any actions to be taken by Lenders hereunder (y) any direction to be given to Agent to take actions hereunder and under the Texas Deed of Trust, in each case, prior to the taking of such action. In the event of a foreclosure action under the Texas Deed of Trust, Agent shall allocate the collateral subject to the Texas Deed of Trust to the Lenders in accordance with the Lender Pro Rata Shares of such Lenders, unless otherwise directed by the Lenders. For the avoidance of doubt, Agent reserves the right to require the agreement of all Lenders before taking any such action as directed by Lenders.

(c)    Agent may resign at any time for any reason upon thirty (30) days prior written notice to Borrower and Lenders and may be replaced with another Lender under this Note or such other person or entity, in each case, satisfactory to Lenders under this Note.

23.    DAMAGES. EACH OF BORROWER, AGENT AND LENDERS EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION AGAINST ANOTHER PARTY, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

24.    Business Day; Payments. As used herein, “Business Day” means, for all purposes, a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in State of Texas are authorized or required by law to be closed. Payment of the principal of, and interest on, this Note shall be due and payable in lawful money of the United States of America at the address of Agent set forth in the first full paragraph of this Note on or before 10:00 a.m. central standard time on the day such payment is due. In any case where a payment of principal or interest is due on a day that is not a Business Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day.

25.    ENTIRE AGREEMENT. THIS NOTE AND THE TEXAS DEED OF TRUST REPRESENT THE FINAL AGREEMENT AMONG BORROWER, MORTGAGOR, AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY AND BETWEEN SUCH PERSONS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PERSONS.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each undersigned has executed this Note effective as of the Effective Date.

BORROWER:

ROYALE ENERGY, INC.

By: /s/ Ron Lipnick

Ron Lipnick

Chief Financial Officer

Signature Page to Secured Term Loan Note

Acknowledged and Agreed:

AGENT:

WALOU INVESTMENTS, LP, as Agent

By: Walou Corp., its general partner

By: /s/ Johnny Jordan

Johnny Jordan

President

LENDER:

WALOU INVESTMENTS, LP

By: Walou Corp., its general partner

By: /s/ Johnny Jordan

Johnny Jordan

President

Signature Page to Secured Term Loan Note